                                                                  EXHIBIT 10.15



                      AMENDED AND RESTATED LOAN AGREEMENT


                           DATED AS OF JUNE 13, 1996

                                 By and Between

                                 AVTEAM, INC.,
                             a Florida corporation

                               3230 Executive Way
                             Miramar, Florida 33025

                    (hereinafter referred to as "BORROWER")


                                    - and -


                      BARNETT BANK OF SOUTH FLORIDA, N.A.

                               101 Hialeah Drive
                             Hialeah, Florida 33012

                      (hereinafter referred to as "BANK")

                               TABLE OF CONTENTS

                                                                                                                     PAGE
SECTION 1.              DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
            1.1         Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
            1.2         Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 2.              AMOUNT AND TERMS OF REVOLVING LINE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
            2.1         Revolving Line  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
            2.2         Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
            2.3         Revolving Line Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            2.4         Interest on Revolving Line Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            2.5         Payments on the Revolving Line Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
            2.6         Right to Debit Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
            2.7         Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
            2.8         Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
            2.9         Allocation of Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
            2.10        Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
            2.11        Extension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 3.              COLLATERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
            3.1         Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
            3.2         Landlords' Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 4.              GUARANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 5.              REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            5.1         Organization, Standing, Corporate Power, Etc.   . . . . . . . . . . . . . . . . . . . . . . .  13
            5.2         Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            5.3         Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            5.4         Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            5.5         Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            5.6         Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            5.7         Property and Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            5.8         Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            5.9         Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            5.10        Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            5.11        ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            5.12        Fictitious Name(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            5.13        Permits and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            5.14        Unlawful Conduct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 6.              CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            6.1         Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            6.2         BANK Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            6.3         Supporting Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            6.4         Conditions to All Loans and Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





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                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                                     PAGE
                                                                                                                     ----
SECTION 7.              AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            7.1         Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            7.2         Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            7.3         Obligations and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            7.4         Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
            7.5         Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            7.6         Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            7.7         Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            7.8         Senior Debt to Capital Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            7.9         Debt Service Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            7.10        Depository Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            7.11        Execution of Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 8.              NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            8.1         Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            8.2         Disposal of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            8.3         Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            8.4         Default Under Other Agreements or Contracts . . . . . . . . . . . . . . . . . . . . . . . . .  23
            8.5         Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            8.6         Loans; Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            8.7         Notes, Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            8.8         Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            8.9         Consolidation, Merger, Acquisition of Assets  . . . . . . . . . . . . . . . . . . . . . . . .  24
            8.10        Dividends, Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            8.11        Stock Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            8.12        Prepayments of Long-Term Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            8.13        Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            8.14        Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            8.15        Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            8.16        Ownership, Control and Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
            8.17        Name and Form of Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 9.              DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 10.             MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
            10.1        Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
            10.2        Survival of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
            10.3        Effect of Delay . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
            10.4        Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
            10.5        Modifications and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
            10.6        Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            10.7        Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            10.8        Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            10.9        Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29





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                               TABLE OF CONTENTS
                                  (CONTINUED)


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
            10.10       Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            10.11       Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            10.12       Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            10.13       Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            10.14       Role as Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            10.15       Limitations or Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            10.16       Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            10.17       JURY TRIAL WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30




                                     (iii)

                      AMENDED AND RESTATED LOAN AGREEMENT


          THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement") made and entered into this 13th day of June, 1996, by and between:


                                 AVTEAM, INC.,
                             a Florida corporation

                          (hereinafter the "BORROWER")

                                     -and-

                      BARNETT BANK OF SOUTH FLORIDA, N.A.

                            (hereinafter the "BANK")


                                R E C I T A L S:


          WHEREAS, BORROWER (formerly known as Interstar Trading Corp.) and BANK are parties to a Loan Agreement, dated as of September 29, 1995 (the "Existing Loan Agreement").

          WHEREAS, BORROWER has requested an increase in the amount of the financial accommodations which BANK has extended to it, by amending and restating the Existing Loan Agreement; and

          WHEREAS, BANK is willing to extend increased financial accommodations to BORROWER in the form of a $10,000,000 revolving line of credit, in accordance with, and subject to, the terms and conditions hereinafter set forth; and

          NOW, THEREFORE, in consideration of the premises and the covenants, agreements, terms and conditions contained herein, the parties hereto hereby agree as follows:


                                   SECTION 1.

                                  DEFINITIONS

          1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Accounts" or "Accounts Receivable": has the meaning ascribed to "Account" in Section 679.106 of the Florida Statutes, Uniform Commercial Code.

          "Advance": an advance by BANK to BORROWER pursuant to Subsection 2.1 herein.

          "Affiliate(s)": shall mean any Person(s) that directly or indirectly through one or more intermediaries control(s) or are controlled by or are under common control with BORROWER.

          "Agreement": this Amended and Restated Loan Agreement, as the same may be amended, restated, supplemented or modified from time to time.

          "Borrowing": the receipt of an Advance by BORROWER pursuant to Subsection 2.1 herein.

          "Borrowing Base": as defined in Subsection 2.2 herein.

          "Borrowing Base Certificate": as defined in Subsection 2.2 herein.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized or required by law to close.

          "Capital Funds": at any date, the aggregate amount of Net Worth plus Subordinated Debt, all computed in accordance with generally accepted accounting principles applied on a consistent basis.

          "CPA's": as defined in Subsection 7.4 herein.

          "Collateral": as defined in Subsection 3.1 herein.

          "Debt Service Coverage Ratio": the ratio, for BORROWER's immediately preceding fiscal year, of (i) net income less dividends, plus interest and depreciation expense, to (ii) interest expense plus current maturities of long term debt, all determined in accordance with generally accepted accounting principles consistently applied.

          "Default": any of the events specified in Section 9 herein, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Default Rate": as defined in Subsection 2.4 herein.

          "Eligible Accounts": the net amount of Accounts outstanding after eliminating from the aggregate amount of outstanding Accounts such Accounts which are unpaid more than one hundred twenty (120) days after the invoice date, and after deducting: (i) all Accounts on which BANK does not have a valid first priority perfected security interest; (ii) all Accounts arising from sales or services to any Person, more than twenty percent (20%) of whose Accounts owing to BORROWER remain unpaid more than one hundred twenty (120) days after invoice date; (iii) all Accounts arising from sales or services to any Affiliate; (iv) all payments, adjustments, offsets and credits applicable to Accounts; (v) all amounts due on Accounts which are considered by BANK to be difficult to collect or uncollectible by reason of return, rejection, repossession, loss or damage of or to the merchandise giving rise thereto, a merchandise or other dispute, insolvency of the Account debtor, or any other reason; (vi) the amount by which Accounts arising from sales or services to any one Person exceed either twenty-five percent (25%) of BORROWER's total Accounts or ten percent (10%) of BORROWER's Tangible Net Worth, unless BANK, in its sole discretion, specifically otherwise approves the Accounts of such Person; (vii) all Accounts arising out of transactions with the United States or any department, agency or instrumentality thereof, as to which BORROWER has not taken all steps required by BANK and under the Federal Assignment of Claims Act or similar applicable state law in order that all monies due or to become due thereunder have been satisfactorily assigned to BANK; and (viii) all Accounts arising from sales or services to customers outside of the United States of America and its territories and possessions; all of the foregoing as determined by BANK in its sole discretion, which determination shall be final and binding upon BORROWER.

          "Eligible Inventory": the net value, based upon the lower of either cost to BORROWER or market value, of Inventory on hand, all of such Inventory being Inventory in and to which BANK has acquired a valid first priority perfected security interest, which Inventory: (i) BANK determines, in its sole discretion, is not obsolete, and (ii) is otherwise acceptable to BANK, in its sole discretion; provided that Inventory immediately ceases to be Eligible Inventory if and when BORROWER sells and delivers it, otherwise passes title thereto or consumes it or if and when the security interest of BANK therein is released or discharged.

          "Equipment": has the meaning ascribed to said term in Section 679.109 of the Florida Statutes, Uniform Commercial Code.

          "ERISA": the Employee Retirement Income Security Act of 1974, and all related provisions of the Internal Revenue Code of 1986, as the same may be amended, supplemented or modified from time to time, together with all applicable rulings and regulations issued under the provisions of either of them.

          "Event of Default": any of the events specified in Section 9 herein, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Facility": the Revolving Line, including any and all renewals, extensions and modifications thereof.

          "Fixed Assets": BORROWER's real property and improvements thereon, together with all machinery and equipment, furniture, furnishings and such other property of BORROWER as would be encompassed within the generally accepted accounting definition of "Fixed Assets".

          "General Intangibles": has the meaning ascribed to said term in
Section 679.106 of the Florida Statutes, Uniform Commercial Code.

          "Guaranties": as defined in Section 4 herein.

          "Guarantors": collectively and individually, Leon Sragowicz, Donald Graw, Richard Preston and Jaime Levy.

          "Indebtedness": at any date, any obligation for money borrowed, whether or not evidenced by notes, bonds, debentures or other similar instruments, or any obligation under conditional sale or other title retention agreements or capitalized leases or any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage.

          "Inventory": has the meaning ascribed to said term in Section 679.109(4) of the Florida Statutes, Uniform Commercial Code.

          "Liabilities" or "Total Liabilities": at any date, all liabilities of BORROWER computed in accordance with generally accepted accounting principles applied on a consistent basis.

          "Lien": any mortgage, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Loan Documents": this Agreement and all other documents, instruments and agreements executed and/or delivered to BANK in connection with this Agreement, together with all renewals, modifications and extensions of any of the foregoing.

          "Long-Term Eligible Inventory": Eligible Inventory, excluding Spot Purchase Eligible Inventory, Short-Term JT8D Eligible Inventory and Long-Term JT8D Eligible Inventory, which has been on hand for more than 365 days but less than 456 days.

          "Long-Term JT8D Eligible Inventory": Eligible Inventory comprised of JT8D-200 Series Inventory which has been on hand for more than 365 days.

          "Mid-Term Eligible Inventory": Eligible Inventory, excluding Spot Purchase Eligible Inventory, Short-Term JT8D Eligible

Inventory and Long-Term JT8D Eligible Inventory, which has been on hand for more than 240 days but less than 366 days.

          "Net Worth": at any date (i) the aggregate amount at which all assets of BORROWER would be shown on a balance sheet at such date, less (ii) Liabilities at such date, all computed in accordance with generally accepted accounting principles applied on a consistent basis.

          "Note": the Revolving Line Note.

          "Obligors": collectively and individually, BORROWER and Guarantors.

          "P&W Eligible Accounts" Eligible Accounts arising from sales or services to Pratt & Whitney and which do not remain unpaid more than thirty
(30) days after the invoice date.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or a government or any agency or political subdivision thereof.

          "Plan": any plan of a type described in Section 4021(a) of ERISA which may be established or maintained by BORROWER in respect of which BORROWER is an "employer" as defined in Section 3(5) of ERISA.

          "Pratt & Whitney": the Pratt & Whitney unit of United Technologies Corporation.

          "Prime Rate": the annual rate of interest announced or established by Barnett Banks, Inc. from time to time as its prime rate. The prime rate is a reference rate for the information and use of BANK in establishing the actual rates to be charged to its borrowers.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

          "Revolving Line": the maximum amount of revolving credit loans BANK may make to BORROWER pursuant to Subsection 2.1 herein.

          "Revolving Line Note": as defined in Subsection 2.3 herein.

          "Revolving Line Period": the period from and including the date of this Agreement until the Revolving Line Termination Date or such earlier date as the Revolving Line shall terminate as provided herein.

          "Revolving Line Termination Date": May 31, 1997, or the date of BANK's demand, if earlier made.

          "Senior Debt": all Indebtedness of BORROWER for borrowed money, whether currently outstanding or hereafter incurred or assumed, except for Subordinated Debt.

          "Short-Term Eligible Inventory": Eligible Inventory, excluding Spot Purchase Eligible Inventory, Short-Term JT8D Eligible Inventory and Long-Term JT8D Eligible Inventory, which has been on hand for less than 241 days.

          "Short-Term JT8D Eligible Inventory": Eligible Inventory comprised of JT8D-200 Series Inventory which has been on hand for less than 366 days.

          "Spot Purchase Eligible Inventory": Eligible Inventory purchased pursuant to specific short term transactions which have been approved by BANK, in its sole discretion, as entitling BORROWER to special "spot-deal" advance rates against such Inventory.

          "Subordination Agreements": as defined in Subsection 6.3 herein.

          "Subordinated Debt": all Indebtedness of BORROWER for borrowed money, whether currently outstanding or hereafter incurred or assumed, which is subordinated and junior in right of payment to all Indebtedness of BORROWER to BANK on terms and conditions satisfactory to BANK, as evidenced by BANK's written approval thereof, such terms and conditions to include, without limitation, those specified in the Subordination Agreements.

          "Subsidiary": any corporation of which more than fifty (50%) percent of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by BORROWER.

          "Tangible Net Worth": at any date, (i) the aggregate amount at which all assets of BORROWER would be shown on a balance sheet at such date, plus Subordinated Debt but excluding from such assets any sums owed to BORROWER by any Affiliate(s), capitalized organization and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses and such other assets as are properly classified as "intangible assets" under generally accepted accounting principles, less (ii) Liabilities at such date; all computed in accordance with generally accepted accounting principles applied on a consistent basis.

          1.2 Other Definitional Provisions. (a) all terms defined in or incorporated into this Agreement shall have the defined meanings when used in any promissory note or any certificate or other instrument made or delivered pursuant hereto unless the context otherwise requires; (b) each accounting term used but not defined herein, shall have the meaning given to it under generally accepted accounting principles.


                                   SECTION 2.

                       AMOUNT AND TERMS OF REVOLVING LINE

          2.1 Revolving Line. Subject to the terms and conditions hereof, BANK agrees to make loans and advances (each an "Advance") to BORROWER under the Revolving Line from time to time during the Revolving Line Period in an aggregate principal amount at any one time outstanding not to exceed the sum of TEN MILLION DOLLARS ($10,000,000.00) at any one time. During the Revolving Line Period, BORROWER may use the Revolving Line by borrowing, prepaying the Advances in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided, however, that, at the time of each Borrowing, BORROWER shall not be in Default hereunder, or in default under any other agreement with or obligation to BANK.

          2.2 Borrowing Base. Anything in this Agreement and/or other Loan Document(s) to the contrary notwithstanding, BORROWER shall not be entitled to request an Advance if such Advance, when added to the aggregate principal amount outstanding under the Revolving Line Note, would cause same to exceed an aggregate amount equal to: (A) seventy-five percent (75%) of BORROWER's Eligible Accounts, excluding Accounts arising from sales or services to Pratt & Whitney; (B) eighty-five percent (85%) of BORROWER's P&W Eligible Accounts; and (C) the lesser of either (1) SIX MILLION DOLLARS ($6,000,000.00) or (2) an aggregate amount equal to (a) fifty percent (50%) of BORROWER's Short-Term Eligible Inventory, (b) forty percent (40%) of BORROWER's Mid-Term Eligible Inventory, (c) twenty-five percent (25%) of BORROWER's Long-Term Eligible Inventory, (d) sixty percent (60%) of BORROWER's Short-Term JT8D Eligible Inventory, (e) fifty percent (50%) of BORROWER's Long-Term JT8D Eligible Inventory, and (f) the lesser of either (i) TWO MILLION DOLLARS ($2,000,000.00) or (ii) seventy-five (75%) of BORROWER's Spot Purchase Eligible Inventory, such advance rate to be reduced by ten percent (10%) at the end of each thirty (30) day period for any Spot Purchase Eligible Inventory which continues to remain on hand, until such advance rate is reduced to that which would apply to Eligible Inventory other than Spot Purchase Eligible Inventory. All of the foregoing (the "Borrowing Base") shall be calculated in accordance with a borrowing base certificate (the "Borrowing Base Certificate") in the form attached hereto and made a part hereof as EXHIBIT "A" to this Agreement, with appropriate insertions therein, or as may be subsequently specified by BANK. BORROWER and BANK agree that the sum of all Advances, at any one time outstanding under the Revolving Line, shall not exceed the lesser of the Borrowing Base or the Revolving Line amount (the "Available Amount"). If, at any time, the Available Amount is exceeded, BORROWER shall promptly take such action as may be required to conform with the provisions hereof and failure to do so, within five (5) days after BANK's notice of such failure to BORROWER, shall constitute an Event of Default and BANK, at its option, may declare all of BORROWER's Indebtedness to BANK immediately due and owing.

          2.3 Revolving Line Note. The Advances made by BANK pursuant to Subsection 2.1 herein shall be evidenced by a master demand promissory note of BORROWER in the principal amount of TEN MILLION DOLLARS ($10,000,000.00), in form and substance acceptable to BANK, and payable to the order of BANK (the "Revolving Line Note"). The Revolving Line Note shall be deemed to reflect the aggregate unpaid principal amount of all Indebtedness to BANK under the Revolving Line, whether or not the face amount of the Revolving Line Note is in excess of the amount actually outstanding from time to time, and whether or not the Indebtedness outstanding thereunder is from time to time repaid and reborrowed.

          2.4 Interest on Revolving Line Note. The principal balance outstanding from time to time under the Revolving Line Note shall bear interest at a fluctuating rate per annum equal to three-quarters of one percent (0.75%) in excess of the Prime Rate.

                    Interest on the principal balance from time to time outstanding under the Note shall be payable monthly, on the 29th day of each month, commencing June 29, 1996. If any day on which a payment is specified to be due is not a Business Day, the Business Day next preceding such date shall be the date on which such payment shall be due and payable. The rate of interest being charged under the Note shall be adjusted with each change in the Prime Rate on any day of the month on which any change in the Prime Rate becomes effective. All interest shall be calculated on the basis of a 360-day year for actual days elapsed. Interest hereunder shall be charged only on the sums advanced and computed from the date advanced to the date of repayment; and interest from the date hereof to the date advanced is waived. After the occurrence of an Event of Default, the principal balance outstanding under the Note shall bear interest at the lesser of either the highest lawful rate then and thereafter in effect from time to time or twenty-four percent (24%) per annum (the "Default Rate").

                    In no event shall interest be due at a rate in excess of the highest lawful rate in effect from time to time. It is not the intention of the parties hereto to make any agreement which shall be violative of the laws of the State of Florida or the United States of America relating to usury. In no event shall BORROWER pay or BANK accept or charge any interest which, together with any other charges upon the principal or any portion thereof, howsoever computed, after taking into account any requirement for commitment and facility fees, shall exceed the maximum lawful rate of interest allowable under the laws of the State of Florida or the United States of America from time to time. Should any provision of this Agreement or any existing or further notes, loan agreements or any other agreements between the parties be construed to require the payment of interest which, together with any other charges upon the principal or any portion thereof, after taking into account any requirement for commitment and facility fees, shall exceed such maximum lawful rate of interest, then any such excess shall be applied against the remaining principal balance, if any, and thereafter refunded to BORROWER.

          2.5 Payments on the Revolving Line Note. All outstanding principal and unpaid accrued interest under the Revolving Line shall be fully repaid immediately upon the termination of the Revolving Line Period or any renewal or extension thereof. All proceeds of BORROWER's Accounts and Accounts Receivable shall hereafter be forwarded by BORROWER directly to BANK, and BORROWER shall hereafter receive and hold any and all such proceeds received by it as trustee for BANK, without commingling the same with other funds of BORROWER, and remit same directly to BANK immediately upon the date of receipt in the identical form received, duly endorsed or assigned to BANK. All payments which BANK receives from or on behalf of BORROWER towards the Revolving Line Note shall be deposited into a cash collateral account under BANK's sole control. BANK shall thereafter credit all payments so deposited, including the proceeds of collection of BORROWER's Accounts and Accounts Receivable, to BORROWER's loan account(s) hereunder, for payment of principal and interest under the Revolving Line Note, such credits to be conditional upon final payment in cash or solvent credits of the items giving rise to them. To compensate BANK for the time required to obtain collection of the aforesaid payments applied to the loan balances by BANK, BORROWER agrees to pay to BANK, on the 29th day of each month, interest on the amount of all such payments for a period of two (2) Business Days subsequent to the date of credit to BORROWER's loan account(s) at the rate of interest being charged under the Revolving Line Note. If any item is not paid as hereinabove required, whether or not the item is returned, BANK may, in its sole discretion, either reverse any credit given for the item or charge it to any deposit account maintained by BORROWER with BANK.

                    At any time prior to the Revolving Line Termination Date, BORROWER shall, at BANK's request, enter into a lock box agreement with BANK on BANK's regular form of lock box agreement and will notify all Account debtors to make payment directly to the lock box. BANK is authorized to notify any account debtors on BORROWER's Accounts and Accounts Receivable of BANK's security interest in connection herewith and that all proceeds of such Accounts and Accounts Receivable are to be forwarded directly to BANK. In the event BANK shall elect to collect the proceeds of Accounts and Accounts Receivable as aforesaid, BORROWER shall execute such written authorizations and instructions to account debtors on such Accounts and Accounts Receivable as BANK may require to accomplish payment and delivery to BANK in such form and manner as BANK, in its sole discretion, may require.

                    All payments, except for direct collections on Accounts and Accounts Receivable as otherwise provided under the Revolving Line, shall be made to BANK in Federal Reserve Bank or other immediately available funds at any of its office locations in Dade County, Florida. If any payment is not made within ten (10) days after its due date, BANK shall charge and BORROWER shall pay, BANK's standard late fee [currently five percent (5%)] upon the payment which is past due. BORROWER agrees that said charge is a fair and reasonable charge for the late payment and shall not be deemed a penalty. If the Default Rate is in effect, the amount of any late fee paid or charged by BANK shall be deducted from the amount of interest accrued at the Default Rate.

          2.6 Right to Debit Account. At its option, BANK shall have the right to automatically debit BORROWER's demand deposit account with BANK on a monthly basis for the amount of interest and fees then due and payable to BANK.

          2.7 Borrowings. During the Revolving Line Period, and any renewal(s) or extension(s) thereof, BORROWER may borrow under the Revolving Line on any Business Day, provided that BORROWER shall give BANK irrevocable written notice, which notice must be received by BANK prior to 12:00 o'clock noon, Miami, Florida time, on the Business Day immediately preceding the requested Borrowing date, specifying the amount to be borrowed and the Borrowing date, said notice to be accompanied by a current and complete Borrowing Base Certificate and supporting data and documentation deemed satisfactory by BANK. Upon fulfillment of the applicable conditions set forth herein, BANK will make such funds available to BORROWER at BANK's address set forth herein by crediting same to BORROWER's account with BANK. Upon each crediting of a sum to the account of BORROWER, BORROWER shall have effected an Advance from BANK and shall be indebted to BANK for the amount thereof, plus interest thereon, in accordance with the terms hereof. BANK shall incur no liability to BORROWER in acting upon any advice referred to above, whether oral or written, which BANK believes in good faith to have been given by an officer or other person authorized to borrow on behalf of BORROWER or in otherwise acting in good faith under this Agreement. Further, any and all documents required to be executed in conjunction with Advances under this Agreement may be signed by any of the officers or other persons duly authorized by the general borrowing resolution of BORROWER, as such resolution may be amended from time to time.

          2.8 Use of Proceeds. BORROWER acknowledges that the proceeds of the Advances shall be used for financing BORROWER's Accounts through the collection cycle for such Accounts and for BORROWER's purchase and carrying of Inventory.

          2.9 Allocation of Increased Costs. If any past, present, or future legislative, administrative or judicial action has the direct or indirect effect of imposing upon BANK any requirement or condition regarding this Agreement or the Facility that directly or indirectly increases the cost to BANK of continuing the Facility over the cost thereof as of the date of this Agreement, BANK shall so notify BORROWER and BORROWER shall pay to BANK, on or before the due date or dates specified in BANK's notice, all additional amounts necessary to compensate BANK for such additional costs. Any such costs not so paid by BORROWER when due shall bear interest at the Default Rate from the due date specified in BANK's notice until paid in full. BANK shall deliver to BORROWER a certificate showing the amount and manner of calculation of such increased costs and stating that the assessment of such increase in cost is fair and reasonable and has not been arbitrarily applied to BORROWER. Such certificate shall be conclusive (absent manifest error) as to such amount. Without limiting the generality of the foregoing, if any premium is or has been imposed by the Federal Deposit Insurance Corporation or any reserve or risk-based capital requirement is or has been imposed by the Office of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System in connection with the Facility, the cost (including any reduction in yield or rate of return) to BANK of such premium, reserve and/or risk-based capital requirement shall be payable by BORROWER as an additional cost in accordance with this Subsection. No failure of BANK to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of BANK's right to demand payment of such amounts at any subsequent time.

          2.10 Commitment Fee. As partial consideration for BANK entering into this Agreement and its prior commitment to establish the Revolving Line, BORROWER shall pay to BANK the remaining unpaid TWELVE THOUSAND FIVE HUNDRED DOLLARS ($12,500.00) of its fully earned TWENTY-FIVE THOUSAND DOLLAR ($25,000.00) commitment fee (THE "Commitment Fee") simultaneously with the execution of this Agreement, irrespective of any funding under the Facility.

          2.11 Extension. If BANK does not otherwise notify BORROWER on or prior to the then applicable Revolving Line Termination Date (the Revolving Line Period, and all extensions and renewals thereof, at all times nonetheless being subject to BANK's right to terminate on a demand basis), the applicable Revolving Line Period shall be extended from year to year, provided that BORROWER shall have the right to prevent such extension by furnishing BANK with written notice of BORROWER's desire not to extend, such written notice to be delivered to BANK by registered or certified mail not less than sixty (60) days prior to the applicable Revolving Line Termination Date.


                                   SECTION 3.

                                   COLLATERAL

          3.1 Collateral. In order to secure the full and timely payment and performance of all Indebtedness and obligations of BORROWER under the Facility, as well as any and all renewals, extensions and modifications thereof, and to secure full and timely payment and performance of all other Indebtedness and obligations of BORROWER to BANK, however and whenever created, BORROWER agrees that BANK will be furnished with a security agreement (the "Security Agreement") and UCC-1 financing statements (the "Financing Statements") in favor of, and in form and substance acceptable to, BANK, granting to BANK a security interest, subject to no other liens or encumbrances except as may be set forth in the Security Agreement or this Agreement, in the following, together with the proceeds and products thereof:
(i) all BORROWER's presently existing and hereafter created Accounts or Accounts Receivable; (ii) all BORROWER's presently owned and hereafter acquired Inventory; (iii) all BORROWER's presently owned and hereafter acquired Equipment; (iv) all BORROWER's presently owned and hereafter acquired Chattel Paper, Instruments, Documents and General Intangibles (as said terms are defined in Chapter 679 of the Florida Statutes); (v) all BORROWER's presently owned or hereafter acquired Fixed Assets; and (vi) all such additional and related property as are set forth in the Security Agreement. In addition, BORROWER hereby grants to BANK a lien on, and a security interest in, the deposit balances, accounts, items, certificates of deposit and monies of BORROWER now or at any time hereafter in the possession of or on deposit with BANK to secure and as collateral for the payment and performance of its Indebtedness and obligations to BANK. BANK may, at any time and from time to time, without further demand or notice, appropriate and set-off against and apply the same to such Indebtedness when and as due and payable. All of the above-described collateral is hereinafter referred to as the "Collateral".

          3.2 Landlords' Waivers. It is a condition precedent to BANK funding under the Facility that the landlord(s) of all of BORROWER's business premises execute and deliver, to and in favor of BANK, waivers (the "Landlords' Waivers") as to any lien(s) they might otherwise have or claim with respect to the Collateral, all in form and substance acceptable to BANK.


                                   SECTION 4.

                                   GUARANTIES

          It is a condition precedent to BANK funding the Facility that Guarantors provide BANK with deficiency/collection guarantees with respect to the Facility, as well as any and all renewals, modifications and extensions thereof, and they shall each execute and deliver to BANK their written guaranty (collectively, the "Guaranties"), in form and substance satisfactory to BANK.

                                   SECTION 5.

                         REPRESENTATIONS AND WARRANTIES

          The Obligors each represent and warrant to BANK that:

          5.1 Organization, Standing, Corporate Power, Etc. BORROWER is duly incorporated, validly existing and in good standing under the laws of the State of Florida, and has corporate power and authority to own its properties and to carry on its business as now being conducted, in every jurisdiction where it is conducting its business, and has corporate power and authority to execute, deliver and perform this Agreement and all other documents, instruments and agreements provided for herein.

          5.2 Authorization. The execution, delivery and performance by the Obligors, respectively, of this Agreement, the Note, the Guaranties and all other Loan Documents provided for herein:

                    (a) have been duly authorized by all requisite corporate action, and do not require any consent or approval of any other Person, including, without limitation, the stockholders or creditors of BORROWER;

                    (b) will not violate any provision of law, or the Articles of Incorporation or By-Laws of BORROWER, as amended to the date hereof;

                    (c) will not violate or be in conflict with, result in a breach of, or constitute a default under, any indenture, agreement or other instrument to which the Obligors are a party or by which the Obligors or any of their properties are bound, or any order, writ, injunction or decree of any court or governmental institution; and

                    (d) will, when executed and delivered for value, be valid and binding obligations of the Obligors, respectively.

          5.3 Litigation. There is no action, suit, investigation, proceeding or arbitration pending against any of the Obligors, nor, to the knowledge of the Obligors, are any threatened against or adversely affecting any of them, at law or in equity or before or by any federal agency or instrumentality, or arbitration tribunal, domestic or foreign, which involve any of the transactions herein contemplated, or the possibility of any judgment or liability, which may result in any material and adverse change in the business, operations, prospects, properties or assets, or in the condition, financial or otherwise, of any of them. None of the Obligors is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, or federal, state, municipal or other governmental department, or arbitration tribunal.

          5.4 Financial Statements. The Obligors heretofore have furnished to BANK their most current balance sheets, annual statements and other financial information which are, to the best of their knowledge, correct and complete, and accurately present their financial condition and the results of their operations as of the dates and for the periods indicated, and said financial statements show all known liabilities, direct or contingent material liabilities as of the dates thereof, and have been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the furnishing of the most recent financial statements, there has been no material adverse change in the financial or other condition of the Obligors.

          5.5 Taxes. The Obligors have filed, or caused to be filed, all federal and state tax returns which, to their knowledge, are required to be filed, and have paid or caused to be paid, all taxes as shown on said returns or on any assessment received by any of them and not being contested in good faith, to the extent that such taxes have become due.

          5.6 Burdensome Restrictions. Except as are reflected on the most recent financial statements furnished to BANK, the Obligors are not a party to any agreement or instrument or subject to any charter or other corporate restrictions adversely affecting their business properties or assets, operations or condition, financial or otherwise.

          5.7 Property and Assets. BORROWER has good and marketable title to all the property and assets reflected on the most recent financial statement furnished to BANK, except such as have been disposed of in the ordinary course of business since the date of said financial statement, and all such property and assets are free and clear of any Liens, except Liens for taxes not yet due, Liens on personal or real property as reflected in the most recent reviewed financial statement, and except for those Liens if any, on properties acquired subsequent to said statement until the date of this Agreement.

          5.8 Enforceability. This Agreement and all documents and instruments referred to herein, when delivered hereunder, will constitute legal, valid and binding obligations of the Obligors, enforceable against them in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

          5.9 Default. None of the Obligors are in default in any material respect under, or with respect to any contract, agreement or other instrument to which it is a party or by which it or its assets may be bound, and no Default or Event of Default has occurred and is continuing.

          5.10 Regulation U. BORROWER is not engaged, nor will engage principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any loans hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or would be inconsistent with, the provisions of any regulations of such Board of Governors. Upon request, BORROWER shall furnish BANK with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

          5.11 ERISA. The Plan maintained by BORROWER, if any, complies with all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended (the "Code"), and with all applicable rulings and regulations issued under the provisions of ERISA and the Code. No Reportable Event has occurred and is outstanding with respect to any Plan.

          5.12 Fictitious Name(s). BORROWER is not conducting its business under any trade or fictitious name(s).

          5.13 Permits and Licenses. BORROWER holds all licenses, permits, franchises, approvals and consents as are required in the conduct of its business(es) and the ownership and operation of its properties.

          5.14 Unlawful Conduct. None of the Obligors are engaged in any conduct that could form the basis of an indictment for racketeering activity or for any other offense, a potential penalty for which is forfeiture of all or any part of their respective assets to any Federal or state government or agency or any instrumentality thereof; and none of the Obligors has violated any of the provisions of the Racketeer Influenced and Corrupt Organizations Act ("RICO"), 18 U.S.C. 1961, et seq., or the Florida Civil Remedies for Criminal Practices Act, Chapter 772, Florida Statutes, nor have there been any claimed violations made against any of them or their principles with respect to such laws.


                                   SECTION 6.

                              CONDITIONS PRECEDENT

          The obligation of BANK to make any funding under the Facility is subject to the following conditions precedent:

          6.1 Opinion of Counsel. BANK shall have received, on or prior to the first funding hereunder, the opinion of counsel for the Obligors, addressed to BANK, in form and content acceptable to BANK, in its sole discretion.

          6.2 BANK Audit. BANK's asset-based lending division shall have performed, and be satisfied, in BANK's sole discretion, with the results of, an audit of BORROWER's properties, books and records.

          6.3       Supporting Documents. BANK shall have received:

                    (a) simultaneously with the execution of this Agreement, a Secretary's certificate dated as of the date of this Agreement, certifying as to: (i) resolutions of the Board of Directors of BORROWER authorizing the execution, delivery and performance of the Loan Documents, and the Borrowings and grant of Collateral thereunder, and the full force and effect of such resolutions on the date of this Agreement; and (ii) the incumbency and signature of each of the officers of BORROWER signing the Loan Documents;

                    (b) the fully executed (i) Note; (ii) Security Agreement; (iii) Financing Statements; (iv) Landlords' Waivers; (v) Guaranties; and (vi) all other agreements, documents and instruments required hereunder; all in form and substance acceptable to BANK;

                    (c) the Articles of Incorporation of BORROWER, duly certified as current by the Secretary of State of BORROWER's state of incorporation;

                    (d) the By-Laws of BORROWER, certified as current and complete by the corporate secretary of BORROWER;

                    (e) a current Certificate of Good Standing as to BORROWER from each jurisdiction in which BORROWER is required to maintain such status;

                    (f) evidence of insurance on the Collateral, including hazard, flood and liability coverage, in such amounts, upon such terms, and with companies which are acceptable to BANK: (i) naming BANK as loss payee as its interests shall appear, (ii) with copies of said policies, and originals of all BANK required endorsements, delivered to BANK, and (iii) providing for at least thirty (30) days prior written notice to BANK of intent to cancel or modify;

                    (g) subordination agreements, in form and substance satisfactory to BANK, subordinating, to the extent required by BANK, any and all Indebtedness now or hereafter owing to BORROWER's stockholders by BORROWER to and in favor of all now or hereafter existing Indebtedness of BORROWER to BANK (the "Subordination Agreements");

                    (h) full payment of the unpaid TWELVE THOUSAND FIVE HUNDRED DOLLARS ($12,500.00) portion of the Commitment Fee; and

                    (i) such additional supporting documents as BANK or its counsel may reasonably request.

          6.4 Conditions to All Loans and Advances. The obligation of BANK to make any funding hereunder, including the initial funding and all subsequent loans and Advances, is subject to the following conditions precedent:

                    (a) Representations and Warranties as to Each Funding. On the date of each funding hereunder, the representations and warranties set forth in Section 5 hereof shall be true and correct on and as of the date of such funding, with the same force and effect as though such representations and warranties had been made on and as of such date.

                    (b) No Default. At the time of each funding hereunder, BORROWER shall have observed and performed all of the terms, conditions and agreements set forth herein on its part to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

                    (c) Borrowing Base Certificate. Simultaneously with each of BORROWER's written requests for an Advance under the Revolving Line and within five (5) days after the end of each calendar month, and as often as BANK may, in its sole discretion, additionally request, BORROWER shall deliver to BANK a Borrowing Base Certificate, signed by its chief financial officer, dated such date and confirming to BANK such matters with respect to the Revolving Line as BANK may require.

                    (d) Financial Statements. All the Obligors' financial statements, information and other data furnished by them to BANK shall be, in all material respects, accurate and correct; the financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, and accurately represent the financial condition of the Obligors; no material adverse change shall have occurred since the dates of said statements; and no liabilities, contingent or otherwise, not shown on said financial statements, shall exist.

                    (e) Litigation. There shall be no actions, suits, proceedings or claims pending or threatened against or affecting the Obligors, the result of which might materially and adversely affect the financial condition, business or operations of any of them.

                    Each Borrowing shall constitute a representation and warranty by BORROWER, as of the date thereof, that the conditions of Subsections (a) through (e) above have been satisfied.

                                   SECTION 7.

                             AFFIRMATIVE COVENANTS

          BORROWER covenants and agrees with BANK that, from the date hereof and so long as any obligations under the Note remain outstanding and unpaid, or any sums may be borrowed hereunder, unless BANK shall otherwise consent in writing delivered to BORROWER, it will:

          7.1 Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, and all rights, licenses, permits and franchises required at the date hereof, or which may be required in the future conduct of its businesses, and comply with all applicable laws and regulations that materially affect it, and conduct and operate its business in the same lines and in substantially the same manner in which presently conducted and operated (subject to changes in the ordinary course of business), and at all times, maintain, preserve and protect all licenses, permits, franchises, tradenames and all property used and useful in the conduct of its business, and maintain same in good working order and condition.

          7.2 Insurance. Maintain its insurable properties adequately insured at all times by financially sound and reputable insurers, in amounts not less than the full insurable value thereof, and maintain such other insurance to such extent and against such risks, including liability, comprehensive and property damage insurance, and other risks, in amounts satisfactory to BANK as is customary with companies in the same or similar businesses, with all proceeds of such insurance payable to BANK, as its interests may appear, and deliver to BANK certificates evidencing such insurance and renewals thereof prior to expiration of each term of coverage, and providing for thirty (30) days prior written notice to BANK of cancellation or modification of any such insurance.

          7.3 Obligations and Taxes. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its properties, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that BORROWER shall not be required to pay and discharge or to cause to be paid and discharged, any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books with respect to any such tax, assessment, charge, levy or claim so contested.

          7.4       Reporting Requirements. Furnish to BANK:

                    (a) as soon as available, but in any event no later than ninety (90) days after the close of each fiscal year, a copy of the reviewed balance sheet of BORROWER for such fiscal year as at the end of such fiscal year, and related reviewed statements of income and retained earnings and cash flows of BORROWER for such fiscal year, setting forth in each case in comparative form, the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with the prior year, such financial statements to have been reviewed by independent certified public accountants of recognized standing selected by BORROWER and acceptable to BANK (the "CPA's");

                    (b) as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three (3) quarterly periods of each fiscal year of BORROWER, the management prepared financial statements of BORROWER, including a balance sheet of BORROWER as at the end of such fiscal quarter, related statements of income and retained earnings, and the related statements of cash flows, all for the period from the beginning of such fiscal year to the end of such fiscal quarter, the financial statements of BORROWER setting forth in each case corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with prior periods, such financial statements to have been approved by the CPA's and certified by the Chief Financial Officer of BORROWER;

                    (c) concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the CPA's, stating that, in reviewing such financial statements, no knowledge was obtained of any Event of Default or Default hereunder, except as specifically indicated;

                    (d) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of the Chief Financial Officer of BORROWER: (i) stating that, to the best of his knowledge, BORROWER, during such period, has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement, and that he has obtained no knowledge of any Default or Event of Default hereunder except as specifically indicated, and (ii) showing in detail the calculations supporting such statement in respect of Subsections 7.8 and 7.9 of this Agreement;

                    (e) within twenty (20) days after the end of each month and otherwise after any request made by BANK, current aging schedules for BORROWER's Accounts Receivable, including a separate aging of Accounts arising from sales or services to Pratt &

Whitney, current aging schedules for BORROWER's accounts payable, and a current accounting of BORROWER's Inventory, including aging thereof, all in such form as shall be acceptable to BANK;

                    (f) promptly upon receipt thereof, any "Management Letter" received from BORROWER's independent certified public accountants, together with any comments made by BORROWER in respect thereto;

                    (g) within fifteen (15) days after filing thereof with any governmental authority, BORROWER shall deliver to BANK copies of its federal, state and local tax returns (including all schedules and attachments thereto), as applicable;

                    (h) if applicable, promptly after the same are sent or otherwise publicly available, copies of all proxy statements, financial statements and reports which BORROWER sends to its stockholders, and promptly after the same are filed, copies of all regular, periodic and special reports, (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K), and all registration statements which BORROWER files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                    (i) as soon as possible, and in any event, within thirty (30) days after any officer of BORROWER knows or has reason to know that any Reportable Event has occurred, a statement of the Chief Financial Officer of BORROWER setting forth details as to such Reportable Event and the action which BORROWER proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation;

                    (j) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of any annual or other report with respect to any Plan;

                    (k) promptly after receipt thereof, a copy of each notice BORROWER receives from the Pension Benefit Guaranty Corporation relating to the Pension Benefit Guaranty Corporation's intention to terminate any Plan or to appoint a trustee to administer any Plan;

                    (l) within ten (10) days after the service of process or equivalent notice, written notice of any litigation, including arbitrations, and of any proceeding by or before any governmental agency where the amount involved or the nature of the proceeding is deemed potentially significant and adverse;

                    (m) prompt written notice of any Default under any of the terms and provisions of this Agreement, or any default under any note, agreement, contract, indenture, document or instrument entered or to be entered into by it, of any change(s) in management, and of any other matter which has resulted in, or might result in, a materially adverse change in its financial condition or operation;

                    (n) immediate written notice of the cancellation, or any discussion regarding cancellation, of BORROWER's Sole Source Supplier Agreement with Pratt & Whitney; and

                    (o) promptly, from time to time, such other information relating to its business, properties, condition or operations, financial or otherwise, as BANK may request.

          7.5 Books and Records. Keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles consistently applied, and permit BANK or any of its designated officers, employees, agents and representatives, to have access thereto (including computer data), and to make examination thereof at all reasonable times and as often as BANK may require, to make audits thereof and of Inventory at BORROWER's expense (at the rate of $250.00 per person/day, or such other rate as may be standard for BANK in the future, plus expenses) on a quarterly basis and so often as BANK may additionally elect, to verify Eligible Accounts by contacting the account debtors thereunder, and to inspect and otherwise check BORROWER's properties, real, personal and mixed.

          7.6 Compliance with Law. Comply, in all material respects, with the requirements of all applicable laws, rules, regulations, and orders of governmental authorities relating to the conduct of the business(es) of BORROWER.

          7.7 Transactions with Affiliates. Enter into transactions with Affiliates on an arms-length basis, on substantially the same terms and conditions as BORROWER customarily employs in transactions with non-affiliated Persons.

          7.8 Senior Debt to Capital Funds. At all times maintain, in accordance with generally accepted accounting principles consistently applied, a ratio of Senior Debt to Capital Funds not exceeding 2.0:1.0., tested quarterly on a rolling basis.

          7.9 Debt Service Coverage Ratio. At all times maintain, in accordance with generally accepted accounting principles consistently applied, a Debt Service Coverage Ratio of not less than 1.25:1.00, tested quarterly on a rolling basis.

          7.10 Depository Relationship. At all times maintain its primary depository and cash management accounts with BANK.

          7.11 Execution of Other Documents. Promptly upon demand by BANK, execute all such additional agreements, contracts, indentures, documents and instruments in connection with this Agreement as BANK may reasonably deem necessary.


                                   SECTION 8.

                               NEGATIVE COVENANTS

          BORROWER covenants and agrees with BANK that, from the date hereof and so long as any obligations under the Note remain outstanding and unpaid, or any sums may be borrowed hereunder, unless BANK shall otherwise consent in writing delivered to BORROWER, it will not:

          8.1 Indebtedness. Incur, create, assume or permit to exist any Indebtedness at any time outstanding, except:

                    (a)        Indebtedness under the Note;

                    (b) amounts due for partial, progress or advance payments pursuant to purchase contracts;

                    (c) Indebtedness for wages and salaries to employees (including all FICA, tax and pension accruals related thereto), accounts payable to vendors of goods or services furnished in the ordinary and usual course of business with BORROWER, and any municipal, state and federal taxes payable in the ordinary course of business; and

                    (d) the existing Indebtedness (but no renewals, extensions or other refinancing thereof), as reflected on BORROWER's financial statements as of March 31, 1996 (but excluding any Indebtedness being repaid pursuant to the terms of this Agreement).

          8.2 Disposal of Property. Sell, lease, transfer or otherwise dispose of all or any substantial portion of its properties and assets now owned or hereafter acquired, except in the ordinary course of business and in compliance with all governmental requirements therefor which may now or hereafter exist.

          8.3 Liens. From the date hereof, incur, create, assume or permit to exist, any Lien(s) of any nature whatsoever on any property or assets now owned or hereafter acquired by BORROWER, except those in favor of BANK, other than:

                    (a) Liens for taxes or assessments and similar charges either (i) not delinquent; or (ii) being contested in good faith by appropriate proceedings and as to which it shall have set aside on its books adequate reserves;

                    (b) Liens incurred or pledges and deposits in connection with worker's compensation, unemployment insurance, old age pensions and other social security benefits or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, and other obligations of like nature, incurred as and incident to, and in the ordinary course of business;

                    (c) non-consensual Liens imposed by law, such as landlord's, mechanic's, carriers', warehousemen's, materialmen's and vendor's liens, incurred in good faith in the ordinary course of business; and

                    (d) existing Liens securing Indebtedness reflected on BORROWER's financial statements as of March 31, 1996 (but excluding any Liens being released, terminated and/or satisfied pursuant to the terms of this Agreement).

          8.4 Default Under Other Agreements or Contracts. Commit or do, or fail to commit or do, any act or thing which would constitute an event of default under any of the terms or provisions of any other agreement, contract, indenture, document or instrument executed, or to be executed by it, except those that may be contested in good faith, and would not, if settled unfavorably, materially and adversely affect its financial condition.

          8.5 Sale and Leaseback. Enter into any sale and lease-back agreement with respect to any of its Fixed Assets.

          8.6 Loans; Guarantees. Make any loans to any Person, nor guarantee, endorse, become surety for or otherwise in any way become or be responsible for, obligations of any other Person, whether by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through purchase of goods, supplies, or services (or by way of stock purchase, capital contribution, advance or loan) or for the purpose of payment of Indebtedness of any other Person, or otherwise, except that BORROWER may endorse negotiable instruments for collection in the ordinary course of business.

          8.7 Notes, Accounts Receivable. Except to BANK, and except for the purpose of collection in the ordinary course of business, sell, assign, transfer, discount or otherwise dispose of notes, Accounts Receivable or other rights to receive payment, with or without recourse.

          8.8 Investments. Purchase or acquire or hold beneficially, any stock or other securities of, or evidences of indebtedness of, or make or permit to exist, any investment in, or acquire or permit to exist, any interest whatsoever in, or purchase all or a substantial part of the assets of any other Person, except:

                    (a) direct obligations of the United States Government or any agency thereof, maturing in one year or less;

                    (b) certificates of deposit or repurchase agreements of any domestic commercial bank which has combined capital and surplus in excess of $100,000,000;

                    (c) commercial paper maturing in 360 days or less and rated as Prime-1 by Moody's Investors Service, Inc., or as A-1 by Standard and Poor's Corp. or similarly rated by any successor to either of such investment rating services; and

                    (d) prepayments for merchandise in the ordinary course of business;

          8.9 Consolidation, Merger, Acquisition of Assets. Consolidate with, or merge into, any other Person, acquire all or any substantial portion of the stock, property or assets of any other Person, or permit any Person to merge into it, acquire any of its stock or all or any substantial portion of its property or assets.

          8.10 Dividends, Distributions. Declare, pay, make or otherwise obligate itself for any dividend or distribution of assets to its shareholders, other than such annual dividend(s) to each shareholder up to the amount of such shareholder's federal income tax liability attributable to the earnings of BORROWER.

          8.11 Stock Transactions. Redeem, purchase, retire or otherwise acquire, directly or indirectly, for a consideration, any shares of its capital stock.

          8.12 Prepayments of Long-Term Indebtedness. Repurchase, prepay, retire or redeem, other than as mandatorily required by the terms of legally binding agreements existing on the date hereof, any Indebtedness which, by its terms, matures more than one year from the date of such prepayment, except for payments or prepayments by BORROWER to BANK on account of the Indebtedness created hereunder.

          8.13 Capital Expenditures. Make capital expenditures aggregating in excess of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) per annum.

          8.14 Leases. Enter into any operating or capital leases of real or personal property pursuant to which the aggregate lease payments owing for any fiscal year would exceed ONE HUNDRED THOUSAND DOLLARS ($100,000.00).

          8.15 Nature of Business. Change, in any material respect, the nature of the business engaged in and being operated by BORROWER on the date of execution of this Agreement.

          8.16 Ownership, Control and Management. Change, or permit any change in, the current ownership, control and management of BORROWER, except for a change in current ownership reducing the Guarantors' ownership to not less than thirty-five percent (35%) of the outstanding stock of BORROWER.

          8.17 Name and Form of Entity. Change, or permit any change in, BORROWER's name or the form in which it is currently doing business.


                                   SECTION 9.

                             DEFAULTS AND REMEDIES

          Events of Default. If any one or more of the following Events of Default shall occur for any reason whatsoever (and whether such occurrences shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), that is to say:

                    (a) any representation or warranty made in any of the Loan Documents or any report, certificate, financial statement or other instrument furnished in connection with the Loan Documents, or any funding of Indebtedness hereunder, shall prove to be false or misleading in any material respect;

                    (b) default shall occur in the payment of principal or interest on any Indebtedness created hereunder, when and as the same shall become due and payable, whether at the due date or by acceleration or otherwise; or failure of the Obligor(s) to make payment of principal or interest on any other Indebtedness beyond any period of grace provided with respect thereto, or default in the performance of any other agreement, term or condition contained in any agreement under which any obligation is created, if the effect of such default is to cause or permit the holder or holders of such obligation to accelerate the maturity thereof;

                    (c) any default shall occur on the part of any Obligor(s) in the due observance or performance of any covenant, agreement or other provision of any of the Loan Documents, other than a payment default under subsection (b) above, or an event otherwise specified in this Section 9 which shall remain uncured for fifteen (15) days after occurrence thereof, or if such default is incapable of cure within fifteen (15) days, the Obligors are not making a diligent effort to effect such cure as expeditiously as BANK, in its sole opinion, might expect;

                    (d) any default shall occur under the terms of any agreement containing any obligation(s) of any Obligor(s) to BANK;

                    (e) there shall be any change pertaining to any of the Collateral or in the financial condition of any of the Obligors, which BANK deems material and adverse;

                    (f) any of the Obligors shall (i) apply for or consent to the appointment of a receiver, trustee in bankruptcy for benefit of creditors, liquidator of it or of any of its property; (ii) admit in writing its inability to pay its debts as they mature or generally fail to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or an answer admitting an act of bankruptcy alleged in a petition filed against it in any proceeding under any such law; or (vi) take any corporate action for the purpose of effecting any of the foregoing;

                    (g) an order, judgment or decree shall be entered against BORROWER without its application, approval or consent, or by any court of competent jurisdiction, approving a petition seeking its reorganization or appointing a receiver, trustee or liquidator of BORROWER or of all or a substantial part of the assets thereof, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days from the date of entry thereof;

                    (h) final judgments, excluding claims covered by insurance, for the payment of money in excess of TEN THOUSAND DOLLARS ($10,000.00) in the aggregate, shall be rendered against any of the Obligors, and the same shall remain undischarged for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed, provided that a judgment shall be deemed "final" only when the time for appeal shall have expired without an appeal having been claimed, or all appeals and further review claimed have been determined adversely to it;

                    (i) any monies, deposits or other property of any of the Obligors now or hereafter on deposit with, or in the possession or under control of, BANK or any other financial institution, shall be attached or become subject to distraint proceedings or any order or process of court;

                    (j) any permit(s), license(s) or franchise(s) required for the conduct of BORROWER's business(es) are suspended, revoked, cancelled or in any other manner terminated;

                    (k) any of the Loan Documents (including, without limitation, any security interest(s) or lien(s) provided for thereunder) shall cease to be in full force and effect (except as a result of full and timely payment and performance in accordance with the terms thereof) or shall be declared to be null and void or the validity thereof shall be contested;

                    (l) a Reportable Event shall have occurred with respect to any Plan and, within thirty (30) days after the reporting of such Reportable Event to BANK, BANK shall have notified BORROWER in writing that (i) BANK has made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, and (ii) as a result thereof, a Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan; or

                    (m) any of the Obligors (or any other Person furnishing any of the Collateral) shall become the defendant in or the subject of any civil or criminal investigation or proceeding brought by any Federal or state government or agency, a potential penalty for which is forfeiture of any or all of any Obligor's assets or the forfeiture of any Collateral to any Federal or state government or any agency or instrumentality thereof;

                    THEN, and in every such Event of Default, BANK may, at its option, (i) declare all Indebtedness of principal and interest hereunder forthwith to be due and payable, whereupon such Indebtedness shall become due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other agreement(s) to the contrary notwithstanding, and (ii) declare permanently terminated the Revolving Line.


                                  SECTION 10.

                                 MISCELLANEOUS

          10.1 Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed by registered or certified mail (postage prepaid), return receipt requested, given by commercial overnight delivery service, or telecommunicated or delivered to the applicable party at the address indicated below:

                 IF TO BORROWER:       Avteam, Inc.
                                       3230 Executive Way
                                       Miramar, Florida 33025
                                       Attention: Donald Graw, President

                 IF TO BANK:           Barnett Bank of South Florida, N.A.
                                       101 Hialeah Drive
                                       Hialeah, Florida 33010
                                       Attention: Diane S. Lipman
                                                  Vice President


or, as to either party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been duly given or made, in the case of telecommunicated notice, on the date of transmission, in the case of commercial overnight delivery service, upon receipt at the address for such party, or, in the case of registered or certified mail, on the third Business Day after the day on which mailed.

       10.2 Survival of Representations. All covenants, agreements, representations and warranties contained within this Agreement and in the certificates delivered pursuant hereto shall survive the making by BANK of the loans and Advances herein contemplated and shall continue in full force and effect so long as any Indebtedness created hereunder is outstanding and unpaid or any amounts may be borrowed hereunder. All covenants and agreements by or on behalf of the parties hereto which are contained or incorporated in this Agreement shall bind and inure to the benefit of the successors and assigns of all parties hereto.

       10.3 Effect of Delay. Neither any failure nor any delay on the part of BANK in exercising any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

       10.4 Expenses. BORROWER will pay all out-of-pocket expenses incurred by BANK in connection with the preparation for and closing under this Agreement, the Borrowings and loans hereunder, and the enforcement of the rights of BANK under the Loan Documents and in connection with the Advances and loans made thereunder, including, but not limited to, the fees and expenses of special counsel for BANK. In addition, BORROWER shall pay all applicable documentary stamp taxes required, and any requisite taxes and fees for filing and/or recording, now or hereafter required in connection with the Facility and/or the Loan Documents.

       10.5 Modifications and Waivers. No modification or waiver of any provision of this Agreement, nor consent to any departure by BORROWER therefrom, shall in any event be effective unless the same shall be in writing and signed by BANK, and such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on BORROWER in any case shall thereby entitle it to any other or further notice or demand in similar or other circumstances.

       10.6 Remedies Cumulative. Any rights or remedies of BANK hereunder, or under any other writing shall be cumulative and in addition to every other right or remedy contained therein or herein, or now or hereafter existing, at law or in equity, or by statute or otherwise. Upon the occurrence of an Event of Default, BANK may proceed to enforce any of its rights and remedies against BORROWER, or against any collateral given as security for the Facility and any other loans, or against any guarantor(s) therefor, and BANK may enforce such rights and remedies simultaneously, or in such order and at such time, or from time to time, as BANK, in its sole discretion, shall determine.

       10.7 Construction. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without giving effect to choice of law provisions, except as to laws governing interest rates or other terms of lending which are, or at the sole option of BANK may be, governed by the laws of the United States. BORROWER acknowledges that it has had an opportunity to review all Loan Documents and have its counsel review same, and agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafter of the Loan Documents shall not apply in the interpretation thereof.

       10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof, when taken together, bear the signatures of BANK and the Obligors.

       10.9 Severability of Provisions. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

       10.10 Exhibits and Schedules. Any exhibits and schedules attached to this Agreement are an integral part hereof and are hereby incorporated herein and included in the term "this Agreement".

       10.11 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

       10.12 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns, except that BORROWER shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of BANK.

       10.13 Ownership. By their signatures below, Guarantors each agree that they will not permit any change in the ownership or control of the issued and outstanding capital shares of BORROWER so long as this Agreement remains in effect.

       10.14 Role as Lender. In no event shall BANK's rights under the Loan Documents grant to BANK the right to be, or be deemed to indicate that BANK is, in control of the business, management or properties of BORROWER, or has power over the daily management functions and operating decisions of BORROWER. BANK is solely acting as a lender and shall not be considered to be a shareholder, joint venturer or partner of BORROWER, the Obligors hereby agreeing to hold harmless and fully indemnify BANK from any and all damages and expenses which may be incurred as a result of any assertion(s) of any such relationship(s).

       10.15 Limitations or Regulations. To the extent that BANK's power and authority to perform any obligations under the Loan Documents, now or hereafter, may be limited or regulated, BANK is excused from such performance without such failure constituting a default by BANK under the Loan Documents.

       10.16 Entire Agreement. The Obligors acknowledge that this Agreement, together with the other Loan Documents specifically referenced herein, contain all elements of BANK's understanding with BORROWER, and that no additional or contrary understanding exists or may be asserted as an oral promise or commitment. This Agreement amends and restates, in its entirety, the Existing Loan Agreement.

       10.17 JURY TRIAL WAIVER. THE OBLIGORS AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS AND ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK ENTERING INTO THIS AGREEMENT.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        BORROWER:

                                        AVTEAM, INC.,
Attest:                                 a Florida corporation



                                        By:
- -------------------------------            --------------------------------
                    , Secretary            Donald Graw, President
- -------------------

Witnesses:                                       GUARANTORS:


- -------------------------------                  ----------------------------------
                                                 LEON SRAGOWICZ

- -------------------------------



- -------------------------------                  ----------------------------------
                                                 DONALD GRAW

- -------------------------------



- -------------------------------                  ----------------------------------
                                                 RICHARD PRESTON

- -------------------------------



- -------------------------------                  ----------------------------------
                                                 JAIME LEVY

- -------------------------------



                                                 BANK:

                                                 BARNETT BANK OF SOUTH FLORIDA, N.A.



                                                 By:
                                                    --------------------------------

                                                 As:
                                                    --------------------------------

_________________       )
                        ) ss.
_________________       )


       The foregoing Amended and Restated Loan Agreement was acknowledged before me this ____ day of ________________, 1996, by __________________________
and __________________________, as the _______________________ and
___________________, respectively, of AVTEAM, INC., a Florida corporation, on behalf of the corporation (___ to me personally known) (___ having provided _________________ and ___________________ as identification). An oath (___ was)
(___ was not) administered


                                     -------------------------------------------
                                     NOTARY PUBLIC - State of
                                                             -------------------
                                     Print Name:
                                                --------------------------------
                                     Serial No.:
                                                --------------------------------
                                     My Commission expires:
                                                           ---------------------




_________________       )
                        ) ss.
_________________       )


       The foregoing Amended and Restated Loan Agreement was acknowledged before me this ____ day of ______________, 1996, by Leon Sragowicz [___ to me personally known] [___ who provided ________________________ as identification]. An oath [___ was] [___ was not] administered.


                                     -------------------------------------------
                                     NOTARY PUBLIC - State of
                                                             -------------------
                                     Print Name:
                                                --------------------------------
                                     Serial No.:
                                                --------------------------------
                                     My Commission expires:
                                                           ---------------------

________________        )
                        ) ss.:
________________        )

         The foregoing Amended and Restated Loan Agreement was acknowledged before me this ____ day of ______________, 1996, by Donald Graw [___ to me personally known] [___ who provided ________________________ as identification]. An oath [___ was] [___ was not] administered.


                                     -------------------------------------------
                                     NOTARY PUBLIC - State of
                                                             -------------------
                                     Print Name:
                                                --------------------------------
                                     Serial No.:
                                                --------------------------------
                                     My Commission expires:
                                                           ---------------------




________________        )
                        ) ss.:
________________        )

         The foregoing Amended and Restated Loan Agreement was acknowledged before me this ____ day of ______________, 1996, by Richard Preston [___ to me personally known] [___ who provided ________________________ as identification]. An oath [___ was] [___ was not] administered.


                                     -------------------------------------------
                                     NOTARY PUBLIC - State of
                                                             -------------------
                                     Print Name:
                                                --------------------------------
                                     Serial No.:
                                                --------------------------------
                                     My Commission expires:
                                                           ---------------------



________________        )
                        ) ss.:
________________        )

         The foregoing Amended and Restated Loan Agreement was acknowledged before me this ____ day of ______________, 1996, by Jaime Levy [___ to me personally known] [___ who provided ________________________ as identification]. An oath [___ was] [___ was not] administered.


                                     -------------------------------------------
                                     NOTARY PUBLIC - State of
                                                             -------------------
                                     Print Name:
                                                --------------------------------
                                     Serial No.:
                                                --------------------------------
                                     My Commission expires:
                                                           ---------------------